MINERAL PROPERTY OPTION AGREEMENT

THIS AGREEMENT dated for reference October 28, 2004.

BETWEEN:

MAX BRADEN, of 3920 Ragged Ass Lane, Yellowknife, Northwest Territories, X1A 1Z7;

(the "Vendor")

OF THE FIRST PART

AND:

PALOMINE MINING INC., a body corporate, duly incorporated under the laws of Nevada and having an office at 595 Howe Street, Suite 507, Vancouver, British Columbia, V6C 2T5;

("Palomine")

OF THE SECOND PART

A.

Braden is the registered and beneficial owner of one mineral claim located approximately 80 miles northeast of Yellowknife, Northwest Territories known as the Gab claim (collectively, the "Claim"); and

B.

The parties have agreed that Braden will option the Claim to Palomine upon the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

1.

BRADEN'S REPRESENTATIONS

1.1

Braden represents and warrants to Palomine that:

(a)

Braden is the registered and beneficial owner of the mineral interests comprising the Claim and holds the right to explore and develop the Claim;

(b)

Braden, as beneficial owner of the Claim, holds the Claim free and clear of all liens, charges and claims of others, and Braden has free and unimpeded right of access to the Claim and has use of the Claim surface for the herein purposes;

(c)

The Claim has been duly and validly located and recorded in a good and miner-like manner pursuant to the laws of the Northwest Territories and is in good standing in as of the date of this Agreement;

(d)

There are no adverse claims or challenges against or to Braden's ownership of or title to any of the Claim nor to the knowledge of the Vendor is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Claim or any portion thereof; and

(e)

The Vendor has the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or body corporate and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which the Vendor is a party or by which it is bound or to which it is subject.

1.2

The representations and warranties of Braden set out in paragraph 1.1 above form a part of this Agreement and are conditions upon which Palomine has relied in entering into this Agreement and shall survive the acquisition of any interest in the Claim by Palomine.

2.

PALOMINE'S REPRESENTATIONS

Palomine warrants and represents to Braden that it is a body corporate, duly incorporated under the laws of Nevada with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

3.

GRANT OF OPTION

Braden hereby gives and grants to Palomine the sole and exclusive right and option to acquire an 80% undivided right, title and interest in and to the Claim (the "Option") by performing the acts and deeds and paying the sums provided for in paragraph 4.

4.

OPTION OF CLAIMS

4.1

In order to keep the Option granted to Palomine in respect of the Claim in good standing and in force and effect, Palomine shall be obligated to:

Cash Payments

(a)

Pay to Braden $1,000.00 upon execution of this Agreement;

Exploration Expenditures

(b)

Provide funding of minimum cumulative expenditures for exploration and development work on the Claims in the following manner:

(i)

$10,000 of expenditures to be incurred, or caused to be incurred, by Palomine on the Claim by June 1, 2005; and

(ii)

No less than a further $50,000 of expenditures to be incurred, or caused to be incurred, by Palomine on the Claim by December 31, 2005; and

(iii)

No less than a further $100,000 of expenditures to be incurred, or caused to be incurred, by Palomine on the Claim by December 31, 2006;

Property Payments and Assessment Work

(c)

Pay, or cause to be paid, to Braden, or on Braden's behalf as Palomine may determine, all Claim payments and assessment work required to keep the Claim and this Option in good standing during the term of this Agreement.

5.

COVENANTS OF PALOMINE

Palomine shall perform all work on the Claim in a miner-like manner and shall comply with all laws, regulations and permitting requirements of Canada and the Northwest Territories including compliance with all:

(a)

environmental statutes, guidelines and regulations;

(b)

work permit conditions for lakes and streams; and

(c)

work restrictions relating to forest fire hazards.

6.

TERMINATION OF OPTION

6.1

Subject to paragraph 6.2, the Option shall terminate if Palomine fails to make the required cash payment or fails to complete assessment work in accordance with paragraph 4.1 herein within the time periods specified therein.

6.2

If Palomine shall be in default of any requirement set forth in paragraph 4.1 herein, Braden shall give written notice to Palomine specifying the default and Palomine shall not lose any rights granted under this Agreement, unless within 30 days after the giving of notice of default by Braden, Palomine has failed to take reasonable steps to cure the default by the appropriate performance.

6.3

If the Option is terminated in accordance with paragraphs 6.1 and 6.2 herein, Palomine shall have no interest in or to the Claim, and all expenditures and payments made by Palomine to or on behalf of Braden under this Agreement shall be non-refundable by the Braden to Palomine for which Palomine shall have no recourse.

7.

ACQUISITION OF INTERESTS IN THE PROPERTY

At such time as Palomine has made the cash payment and exploration expenditures in accordance with paragraph 4.1 herein, within the time periods specified therein, then the Option shall be deemed to have been exercised by Palomine, and Palomine shall have thereby, without any further act, acquired an undivided 80% interest in and to the Claim.  Upon the exercise of the Option, Braden shall transfer title to the Claim to Palomine.

8.

RIGHT OF ENTRY

For so long as the Option continues in full force and effect, Palomine, its employees, agents, permitted assigns and independent contractors shall have the sole and exclusive right and option to:

(a)

enter upon the Claim;

(b)

have exclusive and quiet possession of the Claim;

(c)

incur expenditures;

(d)

bring upon and erect upon the Claim such mining facilities as Palomine may consider advisable; and

(e)

remove from the Claim and sell or otherwise dispose of mineral products.

9.

OPERATOR

After the execution of this Agreement, Palomine, or at Palomine's option, its respective associate or nominee or such other unrelated entity as it may determine, will act as the operator of the Claim under this Agreement.  Palomine, if operator, may resign as the operator at any time by giving 30 calendar days prior written notice to Braden, and within such 30 day period, Palomine may appoint another party who covenants to act as the operator of the Claim upon such terms as Palomine sees fit.

10.

POWER AND AUTHORITY OF THE OPERATOR

After the execution of this Agreement, the Operator shall have full right, power and authority to do everything necessary or desirable in connection with the exploration and development of the Claim and to determine the manner of operation of the Claim as a mine.

11.

FURTHER ASSURANCES

The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

12.

FORCE MAJEURE

If Palomine is prevented from or delayed in complying with any provisions of this Agreement by reasons of strikes, labour disputes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of Palomine, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay, and Palomine, insofar as is possible, shall promptly give written notice to Braden of the particulars of the reasons for any prevention or delay under this section, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to Braden as soon as such cause ceases to exist.

13.

CONFIDENTIAL INFORMATION

No information furnished by Palomine to Braden hereunder in respect of the activities carried out on the Claims by Palomine, or related to the sale of mineral products derived from the Claims, shall be published by Braden without the prior written consent of Palomine, but such consent in respect of the reporting of factual data shall not be unreasonably withheld.

14.

ENTIRE AGREEMENT

This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties hereto with respect to the subject matter of this Agreement.

15.

NOTICE

15.1

Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered by facsimile, or sent by registered mail, in the case of Braden addressed as follows:

Max Braden

3920 Ragged Ass Lane

Yellowknife, NWT, X1A 1Z7

and in the case of Palomine addressed as follows:

Palomine Mining Inc.

595 Howe Street, Suite 507

Vancouver, British Columbia,

V6C 2T5

and any notice given as aforesaid shall be deemed to have been given, if delivered by facsimile, when transmitted, or if mailed, on the second business day after the date of mailing.

15.2

Either party hereto may from time to time by notice in writing change its address for the purpose of this section.

16.

RELATIONSHIP OF PARTIES

Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party hereto a partner, agent or legal representative of the other party.

17.

TIME OF ESSENCE

Time shall be of the essence of this Agreement.

18.

TITLES

The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

19.

CURRENCY

All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of the United States of America.

20.

APPLICABLE LAW

For all purposes, this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the State of Nevada.

21.

ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

22.

ASSIGNMENT

This agreement may be assigned by either party hereto with the written consent of the other party which consent shall not be unreasonably withheld.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

PALOMINE MINING INC.

/s/ Max Braden

PER:  /s/ Barry Brown

______________________________

______________________________

Max Braden

Authorized Signatory

SCHEDULE "A"

TO THAT CERTAIN AGREEMENT MADE AS OF OCTOBER 28, 2004

BETWEEN MAX BRADEN AND

PALOMINE MINING INC.

Claim Name

Recording Date

Expiry Date

Gab

May 28, 2003

May 28, 2005